Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations                                   Carl Hymans
Tiens Biotech Group (USA), Inc                       G. S. Schwartz & Co.
Tel:   0086-22-8213-7594                             Tel:  212-725-4500
Fax:  0086-22-8213-7667                              Fax: 212-725-9188
Email: investor@tiens-bio.com                        Email: carlh@schwartz.com
http://www.tiens -bio.com

                TIENS BIOTECH GROUP (USA) REPORTS FOURTH QUARTER
                            AND TWELVE-MONTH RESULTS

FOURTH QUARTER REVENUE INCREASED 40%--TWELVE MONTH REVENUE ROSE 17%

NEW YORK - April 4, 2006 -Tiens Biotech Group (USA), Inc. ("the Company" or "Tiens USA"), (Amex: TBV), www.tiens-bio.com, announced financial results for the fourth quarter and twelve months ended December 31, 2005.

Revenue for the fourth quarter ended December 31, 2005 increased approximately 40% to $17,958,202 from $12,835,756 for the fourth quarter ended December 31, 2004.

The rise in revenue mainly reflects a 760% increase in the demand for Tiens' products in China, resulting from an increase in Tiens' networking domestic sales force and the establishment of 40 new branches in China by Tianshi Engineering. The addition of the 40 new branches increases the total number of branches in China to 106.

Net income for the fourth quarter ended December 31, 2005 was $5,473,176, compared to net income of $3,002,406 for the fourth quarter ended December 31, 2004. Earnings per share for the fourth quarter ended December 31, 2005 were $0.08, on weighted average shares outstanding of 71,333,586, compared to $0.04, on weighted average shares outstanding of 71,333,586, for the fourth quarter ended December 31, 2004.

Revenue for the twelve months ended December 31, 2005 increased approximately 16.6% to $68,688,669 from $58,910,532 for the twelve months ended December 31, 2004.

Net income for the twelve months ended December 31, 2005 was $26,878,120, compared to net income of $27,438,296 for the twelve months ended December 31, 2004. Earnings per share for the twelve months ended December 31, 2005 were $0.41 on weighted average shares outstanding of 71,333,586, compared to $0.38 on weighted average shares outstanding of 71,801,819 for the twelve months ended December 31, 2004.

Reasons for the revenue increases are detailed below and discussed in terms of domestic and international revenues.

                                  Fourth Quarter Ended
                                      December 31,
                               ---------------------------
Revenue                            2005           2004       Increase in %
----------------------------   ------------   ------------   -------------
Domestic                       $ 14,759,431   $  1,715,434             760%
                               ------------   ------------   -------------
International                  $  7,854,463   $  6,464,631            21.5%
                               ------------   ------------   -------------

                                   Twelve Months Ended
                                      December 31,
                               ---------------------------
Revenue                            2005           2004       Increase in %
----------------------------   ------------   ------------   -------------
Domestic                       $ 38,181,090   $ 29,210,167            30.7%
                               ------------   ------------   -------------
International                  $ 30,507,579   $ 29,700,365             2.7%
                               ------------   ------------   -------------

For the twelve months ended December 31, 2005, domestic sales increased 30.7% compared to the corresponding period in 2004. The increase reflects a significant increase in the demand for our products in China during 2005, resulting from the increase in our networking sales forces in China and the establishment of 40 new branches in China by Engineering. International sales for the twelve months ended December 31, 2005 increased 2.7%, reflecting an increase in demand from two newly established affiliate companies located in Rwanda and Venezuela and a consistent level of sales in the international market.

Tien's strategy continues to develop a strong direct sales force through its international affiliated companies. Its products are sold to an extensive direct sales force of overseas affiliates and independent distributors who use the products themselves and/or resell them to other distributors or consumers. In 2005, as part Tien's focus on controlling costs, the number of countries sold to directly was reduced from 90 to 54. A material reduction in sales is not expected as a consequence, as some of the affiliated companies in those 54 countries resell Tien's products to its affiliates in the other countries.

The decrease in net income was due primarily to the provision of $2,984,302 for income taxes and $639,137of other expense. The increase in provision for income taxes was the result of Tianjin Tianshi Biological Development Co., Ltd. ("Biological"), Tiens' USA's 80% owned subsidiary, becoming subject to an annual income tax rate of 7.5%. According to Chinese tax regulation, Biological was fully exempted from People's Republic of China (PRC) income taxes in 2003 and 2004, and became subject to income tax at a reduced rate of 7.5% in 2005 through 2007. From 2008 onwards, Biological will be subject to a 15% income tax.

One of the two main items contained in other expense was a one-time charge of $339,299 of additional taxes and penalties paid by Biological to the PRC government during the first quarter in 2005 as the result of a VAT examination by the local government. Another item was the $532,887 of interest expense incurred by Tianshi International Holdings Group Ltd., Tiens' wholly-owned subsidiary, according to the terms of its long-term loan agreement with Tian Yuan Investment Ltd.

Consolidated gross profit increased by $6,841,902 for the fourth quarter ended December 31,2005 and $9,810,271 for the twelve months ended December 31,2005 respectively, compared to the corresponding periods in 2004. Tiens USA's gross profit margin was 73% and 75% respectively for the fourth quarter and twelve months ended December 31, 2005, compared to 49% and 70% for the comparable periods of 2004. Tiens USA's ability to generate significant gross profit margins reflects management's ability to control costs while continuing to increase sales.

Cost of Goods Sold as a percentage of sales for the fourth quarter and twelve months ended December 31, 2005 were 27% and 25%, respectively, compared to 51% and 30% for the fourth quarter and twelve months ended December 31, 2004. The improvement in cost of goods sold as a percentage of sales reflects Tiens' focus on controlling such costs and improving economies of scale relating to the expansion of its production, as well as a decrease in raw material costs per unit based on larger raw material purchase orders.

Selling, general and administrative expenses increased by $6,050,627, for the twelve months ended December 31, 2005 from the corresponding period in 2004. The selling, general and administrative expenses as a percentage of sales increased to 19.5% for the twelve months ended December 31, 2005. This increase primarily reflects increases in salary expense due to new hires and a corresponding increase in low cost supplies.

As of December 31, 2005, Tiens had $69,079,060 of retained earnings, cash of $77,545,991 and total shareholders' equity of $89,647,399.

Jinyuan Li, Chairman, President and CEO of Tiens Biotech Group (USA), Inc., said, "The increase in sales for 2005 lends further credence to Tiens' ability to continue to capitalize on the growing worldwide demand for our unique nutrition supplement and personal care products. We are committed to increasing our market share, and we will continue to invest in the company's growth. We remain steadfast in our dedication to providing the highest level of quality products and are optimistic in our long-term outlook for the Company and its ability to enhance future shareholder value."

About Tiens Biotech Group (USA), Inc., www.tiens-bio.com

Tiens Biotech Group (USA), Inc. conducts its main business operations through its 80% owned subsidiary Tianjin Tianshi Biological Development Co., Ltd. ("Biological"), which is based in Tianjin, People's Republic of China (PRC). Biological primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens USA derives its revenues principally from product sales to affiliated companies in China and outside of China. Since its establishment, Biological has developed and produced 39 nutrition supplements, which include wellness products and dietary nutrition supplements. Biological has also developed and produced 25 personal care products, which include skin care products and personal washing products. Biological develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Biological has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Biological conducts the marketing and sales of its products through its affiliated company, Tianjin Tianshi Biological Engineering Co., Ltd. ("Tianshi Engineering"), a company incorporated in China. Tianshi Engineering markets and sells Biological's products in China through chain stores, domestic affiliated companies, and its 106 branches. Outside of China, Biological sells its products through an extensive direct sales force, or multi-level marketing sales force of overseas affiliates, located in approximately 54 countries, and independent distributors who use the products themselves and/or resell them to other distributors or consumers. Our direct sales marketing program is subject to governmental regulation in each of these countries.

Tiens Biotech Group (USA), Inc. (Amex: TBV) is a corporation organized under the laws of the State of Delaware.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements, including the Company's financial results for the twelve months ended December 31, 2005, are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Tiens Biotech Group
(USA), Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

                                 -Tables Follow-

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
        FOR THE THREE MONTHS AND THE YEARS ENDED DECEMBER 31, 2005, 2004

                                                3 months ended December 31     12 months ended December 31
                                                ---------------------------    ----------------------------
                                                    2005           2004            2005            2004
                                                ------------   ------------    ------------    ------------
                                                (Unaudited)     (Audited)      (Unaudited)      (Audited)
REVENUE - RELATED PARTIES                       $ 17,958,202   $ 12,835,756    $ 68,688,669    $ 58,910,532

COST OF SALES                                      4,842,177      6,561,633      17,451,605      17,483,739
                                                ------------   ------------    ------------    ------------

GROSS PROFIT                                      13,116,025      6,274,123      51,237,064      41,426,793

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES      5,518,910      2,307,281      13,413,875       7,363,248
                                                ------------   ------------    ------------    ------------

INCOME FROM OPERATIONS                             7,597,115      3,966,842      37,823,189      34,063,545

OTHER (EXPENSE) INCOME, net                          174,996       (134,794)       (639,137)        388,266
                                                ------------   ------------    ------------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES           7,772,111      3,832,048      37,184,052      34,451,811
   AND MINORITY INTEREST

PROVISION FOR INCOME TAXES                           669,089              -       2,984,302               -
                                                ------------   ------------    ------------    ------------

INCOME BEFORE MINORITY INTEREST                    7,103,022      3,832,048      34,199,750      34,451,811

MINORITY INTEREST                                  1,629,846        829,642       7,321,630       7,013,515
                                                ------------   ------------    ------------    ------------

NET INCOME                                         5,473,176      3,002,406      26,878,120      27,438,296

OTHER COMPREHENSIVE INCOME (LOSS):                   196,535         (8,239)      2,246,380          (8,239)
                                                ------------   ------------    ------------    ------------
    Foreign currency translation adjustment

COMPREHENSIVE INCOME                            $  5,669,711   $  2,994,167    $ 29,124,500    $ 27,430,057
                                                ============   ============    ============    ============

EARNINGS PER SHARE, BASIC AND DILUTED           $       0.08   $       0.04    $       0.41    $       0.38
                                                ============   ============    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES                 71,333,586     71,333,586      71,333,586      71,801,819
                                                ============   ============    ============    ============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2005 AND 2004

                                   ASSETS
                                   ------

                                                                      2005           2004
                                                                  ------------   ------------
CURRENT ASSETS:
 Cash                                                             $ 77,545,991   $ 39,243,872
 Accounts receivable, trade - related parties, net of
  allowance for doubtful accounts of $206,916 and $30,442
  as of December 31, 2005 and 2004, respectively                     2,165,958      6,058,021
 Other receivables                                                     234,486        529,036
 Other receivables - related parties                                 3,281,081      8,144,740
 Inventories                                                         7,516,352      4,567,418
                                                                  ------------   ------------

  Total current assets                                              90,743,868     58,543,087
                                                                  ------------   ------------

PLANT AND EQUIPMENT, net                                            24,877,688     20,200,806
                                                                  ------------   ------------

OTHER ASSETS:
 Intangible assets, net                                                476,637        469,765
 Employee advances                                                     145,071         75,212
 Deposits                                                            5,380,890      4,230,063
                                                                  ------------   ------------
  Total other assets                                                 6,002,598      4,775,040
                                                                  ------------   ------------

    Total assets                                                  $121,624,154   $ 83,518,933
                                                                  ============   ============

                        LIABILITIES AND SHAREHOLDERS' EQUITY
                        ------------------------------------

                                                                      2005           2004
                                                                  ------------   ------------
CURRENT LIABILITIES:
 Accounts payable                                                 $  2,698,813   $  1,791,019
 Accounts payable - related parties                                          -        209,199
 Advances from customers - related parties                           2,077,130        673,349
 Wages and benefits payable                                          1,045,052        165,370
 Other taxes payable                                                 1,413,054        623,113
 Other payables                                                        339,390        263,469
 Other payables - related parties                                    1,816,534        945,274
 Current portion of long term debt                                   2,130,000        155,442
                                                                  ------------   ------------
  Total current liabilities                                         11,519,973      4,826,235

LONG TERM DEBT, net of current portion                               8,527,742     10,657,742
                                                                  ------------   ------------

  Total liabilities                                                 20,047,715     15,483,977
                                                                  ------------   ------------

MINORITY INTEREST                                                   11,929,040      7,512,057
                                                                  ------------   ------------

SHAREHOLDERS' EQUITY:
 Common stock, $0.001 par value, 260,000,000 shares authorized,
  71,333,586 issued and outstanding, respectively                       71,334         71,334
 Paid-in-capital                                                     8,842,009      8,842,009
 Statutory reserves                                                  9,420,783      9,420,783
 Retained earnings                                                  69,079,060     42,200,940
 Accumulated other comprehensive income (loss)                       2,234,213        (12,167)
                                                                  ------------   ------------
  Total shareholders' equity                                        89,647,399     60,522,899
                                                                  ------------   ------------
    Total liabilities and shareholders' equity                    $121,624,154   $ 83,518,933
                                                                  ============   ============